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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Farmland Partners Inc. on Form S-4 of our report dated March 30, 2016, related to the consolidated financial statements and financial statement schedule of American Farmland Company as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 appearing in the joint proxy statement/prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such joint proxy statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York

October 3, 2016

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM